Exhibit 99.1

          iParty Corp. Reports Fiscal 2006 Financial Results

    DEDHAM, Mass.--(BUSINESS WIRE)--Feb. 27, 2007--iParty Corp. (AMEX:
IPT - news), a party goods retailer that operates 50 iParty retail stores, today reported financial results for its fourth quarter and fiscal year 2006, which ended on December 30, 2006. The Company's accounting cycle resulted in a 13-week fourth quarter and 52-week year in fiscal 2006, compared to a 14-week fourth quarter and 53-week year in fiscal 2005.

    For the 13-week quarter, consolidated revenues were $29.1 million, a 3.8% increase compared to $28.0 million for 14-week quarter in 2005. On a comparable 13-week quarter basis for both fiscal 2006 and fiscal 2005, consolidated revenues increased 9.9% which included a 5.8% increase in comparable store sales. Consolidated gross profit margin was 47.5% for the quarter compared to a margin of 47.7% in the year-ago quarter. Consolidated net income for the quarter was $3.9 million, or $0.10 per share, compared to consolidated net income of $3.9 million, or $0.10 per share, for the fourth quarter in 2005. On a non-GAAP basis, income for the quarter before interest, taxes, depreciation and amortization ("EBITDA") was $4.5 million compared to EBITDA of $4.3 million for the fourth quarter in 2005. EBITDA is calculated as net income, as reported under United States generally accepted accounting principles ("GAAP"), plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income for the fourth quarters of 2006 and 2005 under GAAP to a non-GAAP, EBITDA basis.

    For the 52-week fiscal year, consolidated revenues were $78.5 million, an 8.2% increase compared to $72.5 million for the 53-week fiscal year of 2005. On a comparable 52-week fiscal year basis for both fiscal 2006 and fiscal 2005, consolidated revenues increased 10.3% which included a 3.8% increase in comparable store sales. Consolidated gross profit margin was 42.7% for fiscal 2006 compared to 42.9% for fiscal 2005. For fiscal 2006, consolidated net income was $0.4 million, or $0.01 per share, compared to consolidated net loss of $0.3 million, or $0.01 per share, for fiscal 2005. On a non-GAAP basis, EBITDA for the fiscal year was $2.5 million compared to an EBITDA of $1.4 million for fiscal 2005. EBITDA is calculated as net income, as reported under GAAP, plus net interest expense, depreciation and amortization and income taxes. The schedule accompanying this release provides the reconciliation of net income for fiscal 2006 and net loss for fiscal 2005 under GAAP to a non-GAAP, EBITDA basis.

    Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, "We successfully met the various opportunities and challenges that we encountered during 2006. I am pleased to report that we posted a $375,000 profit for the year and that, for the year, we realized a $2.5 million EBITDA, which is an 84.0% increase over 2005's EBITDA of $1.4 million. We made significant progress in our goal of increasing our comparable store sales by achieving a 3.8% increase for the year and a 6.2% increase in the last six months. Additionally, we were able to better leverage our costs and were able to realize improvements in both marketing and sales expense and general and administrative expense as a percentage of sales in 2006."

    Mr. Perisano further commented, "For 2007, our plan is to continue to increase our comparable store sales growth, improve our gross margins and continue to better leverage our overall cost structure. At this time, we have no plans to open or acquire any new stores in 2007, unless we come across or are presented with strategic opportunities."

    About iParty Corp.

    Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer that operates 50 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty's aim is to make throwing a successful event both stress-free and fun. With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

    Non-GAAP Financial Measures

    Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, we have provided reconciliations of any non-GAAP financial measures we use to the most directly comparable GAAP financial measures. We believe that our presentation of EBITDA, which is a non-GAAP financial measure, is an important supplemental measure of operating performance to investors. The discussion below defines this term, why we believe it is a useful measure of our performance, and explains certain limitations on the use of non-GAAP financial measures such as our use of EBITDA.

    EBITDA

    Earnings before interest, taxes, depreciation and amortization ("EBITDA") is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with United States generally accepted accounting principles ("GAAP"), gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. EBITDA is a non-GAAP financial measure and has been presented in this release because our management and the audit committee of our board of directors use this financial measure in monitoring and evaluating our ongoing financial results and trends. Our management and audit committee believe that this non-GAAP operating performance measure is useful for investors because it enhances investors' ability to analyze trends in our business and compare our financial and operating performance to that of our peers.

    Limitations on the Use of Non-GAAP Measures

    The use of EBITDA has certain limitations. Our presentation of EBITDA may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation expense for various long-term assets, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA does not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. In particular, we have opened new stores through the expenditure of capital funded with borrowings under our bank line of credit. Our results of operations, therefore, reflect significant charges for depreciation, amortization and interest expense. EBITDA, which excludes these expenses, provides helpful information about the operating performance of our business, but EBITDA does not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.

    Accordingly, EBITDA should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA reflects additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.



                 RECONCILIATION OF NON-GAAP MEASURES

                     For the quarter ended      For the year ended
                   ------------------------- -------------------------
                   Dec 30, 2006 Dec 31, 2005 Dec 30, 2006 Dec 31, 2005
                   ------------ ------------ ------------ ------------
                     13 weeks     14 weeks     52 weeks     53 weeks
                   ------------ ------------ ------------ ------------
Net income (loss),
 as reported under
 GAAP               $3,883,400   $3,854,876     $374,647    $(267,676)

plus, Interest
 expense, net          212,311      149,308      762,117      531,848
plus, Depreciation
 and amortization      405,819      307,528    1,343,857    1,093,221
plus, Income taxes      17,279            -       17,279            -
                   ------------ ------------ ------------ ------------

EBITDA, non-GAAP    $4,518,809   $4,311,712   $2,497,900   $1,357,393
                   ============ ============ ============ ============


    Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about future store openings or acquisitions, future expectations of comparable store sales growth, improved gross margins, increases in EBIDTA, profitability, and the industry and markets in which iParty operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty's expectations or beliefs as of any date subsequent to the date of this press release. Important factors that may affect future operating results include, but are not limited to, economic and other developments such as unseasonable weather, that affect consumer confidence or consumer spending patterns, particularly those impacting the New England region, where 45 of our 50 stores our located, and particularly during the Halloween season, which is our single most important season; intense competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the failure of any of our systems, including, without limitation, our point-of-sale system and our existing merchandise management system, the latter of which was developed by a vendor who is no longer in business and which we are considering replacing in 2007; the success or failure of our efforts to implement our business growth and marketing strategies; our inability to obtain additional financing, if required, on terms and conditions acceptable to us; fluctuating oil and gas prices which impact prices of petroleum-based/plastic products, which are a key raw material in much of our merchandise, affect our freight costs and those of our suppliers, and affect consumer confidence and spending patterns; third-party suppliers' failure to fulfill their obligations to us; our ability or inability to meet our material contractual obligations with third parties; the availability of retail store space on reasonable lease terms; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange. For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its subsequently filed Quarterly Reports on Form 10-Q.



                             iPARTY CORP.
                CONSOLIDATED STATEMENTS OF OPERATIONS


                     For the quarter ended      For the year ended
                   ------------------------- -------------------------
                   Dec 30, 2006 Dec 31, 2005 Dec 30, 2006 Dec 31, 2005
                   ------------ ------------ ------------ ------------
                     13 weeks     14 weeks     52 weeks     53 weeks
                   ------------ ------------ ------------ ------------
Revenues           $29,084,826  $28,021,662  $78,458,329  $72,537,998
Operating costs:
Cost of products
 sold               15,279,667   14,642,851   44,942,542   41,395,193
Marketing and sales  7,693,653    7,799,233   25,625,547   24,116,050
General and
 administrative      1,998,516    1,575,394    6,736,197    6,762,583
                   ------------ ------------ ------------ ------------

Operating income     4,112,990    4,004,184    1,154,043      264,172

Interest expense,
 net                  (212,311)    (149,308)    (762,117)    (531,848)
                   ------------ ------------ ------------ ------------

Income (loss)
 before taxes        3,900,679    3,854,876      391,926     (267,676)

Income taxes            17,279            -       17,279            -
                   ------------ ------------ ============ ============

Net income (loss)   $3,883,400   $3,854,876     $374,647    $(267,676)
                   ============ ============ ============ ============

Income (loss) per
 share:
Basic                    $0.10        $0.10        $0.01       $(0.01)
                   ============ ============ ============ ============
Diluted                  $0.10        $0.10        $0.01       $(0.01)
                   ============ ============ ============ ============

Weighted-average
 shares
 outstanding:
Basic               38,191,009   37,724,517   37,862,928   22,186,581
                   ============ ============ ============ ============
Diluted             40,186,640   39,337,114   39,535,874   22,186,581
                   ============ ============ ============ ============




                             iPARTY CORP.
                     CONSOLIDATED BALANCE SHEETS

                                             Dec 30, 2006 Dec 31, 2005
                                             ------------ ------------
                   ASSETS
Current assets:
Cash and cash equivalents                       $760,376     $699,194
Restricted cash                                  706,066      651,617
Accounts receivable                            1,116,042    1,246,545
Inventory, net                                12,264,737   13,251,307
Prepaid expenses and other assets                752,172      548,114
                                             ------------ ------------
Total current assets                          15,599,393   16,396,777
Property and equipment, net                    4,817,993    5,187,099
Intangible assets, net                         2,153,482            -
Other assets                                     126,505      133,200
                                             ------------ ------------
Total assets                                 $22,697,373  $21,717,076
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                              $5,516,406   $4,695,094
Accrued expenses                               3,070,003    2,532,238
Current portion of capital lease obligations     343,761      442,358
Current notes payable                            551,515            -
Borrowings under line of credit                1,162,719    6,635,874
                                             ------------ ------------
Total current liabilities                     10,644,404   14,305,564

Long-term liabilities:
Capital lease obligations, net of current
 portion                                          42,456      426,995
Notes payable, net of discount of $545,468     3,736,309            -
Other liabilities                                929,199      669,003
                                             ------------ ------------
Total long-term liabilities                    4,707,964    1,095,998

Commitments and contingencies

Convertible preferred stock                   13,771,450   13,816,101
Common stock                                      22,604       22,537
Additional paid-in capital                    51,671,084   50,971,656
Accumulated deficit                          (58,120,133) (58,494,780)
                                             ------------ ------------
Total stockholders' equity                     7,345,005    6,315,514
                                             ------------ ------------

Total liabilities and stockholders' equity   $22,697,373  $21,717,076
                                             ============ ============

    CONTACT: iParty Corp.
             Patrick Farrell, 781-355-3717
             pfarrell@iparty.com